Exhibit 99.1

Cannae Holdings, Inc. Announces Executive Management Succession, Board Refreshment, and Additional Strategic Actions to Unlock Shareholder Value

~ William P. Foley, II, appointed as Vice Chairman of the Board ~

~ Doug Ammerman appointed Chairman of the Board ~

~ Ryan Caswell appointed Chief Executive Officer ~

~ Expands Relationship with JANA Partners, Broadening Cannae’s Ability to Allocate Capital to Proprietary Acquisition and Investment Opportunities ~

~ Appoints Two New Independent Directors with Significant Investment & Governance Experience to Enhance Strategy ~

~ Declassifying the Board ~

~ Reiterates Commitment to Strategy for Long-Term Value Creation ~

LAS VEGAS–(BUSINESS WIRE)—May 12, 2025– Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) today announced that the Company’s Board of Directors (the “Board”) has approved a series of strategic actions designed to unlock shareholder value; including diversifying the Company’s portfolio, broadening its capital allocation opportunities and appointing two new independent directors to its Board with significant investment and governance experience. In addition, the Board announced an executive management succession, details of which are below.

Executive Management Succession

As of today, May 12, 2025, William P. Foley, II has transitioned as Cannae’s CEO and Chairman of the Board and assumed the role of Vice Chairman of the Board. Independent Cannae Board member Doug Ammerman has been appointed Chairman of the Board and Cannae’s current President, Ryan R. Caswell, has been appointed as Chief Executive Officer.

This enables Cannae to continue to leverage Mr. Foley’s expertise, track record, and acumen developed over his illustrious career. Mr. Foley will focus on Cannae’s sports and entertainment and spirits businesses, including Black Knight Football and Minden Mill, as well as strategic investments, and mergers, acquisitions and dispositions.

Mr. Foley commented, “When I stepped in as Cannae’s CEO, I initiated a strategic plan focused on rebalancing our portfolio, returning capital to shareholders, and improving the operational performance of Cannae’s portfolio companies. I am very proud of what we have achieved across all three legs of our plan and believe this momentum positions Cannae for long term success. As a result, I believe this is the right time for me to transition to Vice Chairman of the Board. As part of this transition, I am excited to partner with Ryan and Doug, who are exceptional leaders with track records of success. We will look to leverage the unique attributes of Cannae, our portfolio of assets, and permanent capital to position the business for long term success. As Cannae’s 2nd largest shareholder, and having served as Chairman since inception in 2017, I am extremely confident in our Board and management team, and the long term outlook for Cannae.”

Ryan Caswell added, “I am grateful to Bill for his mentorship and all that he has provided to Cannae and its portfolio companies. We have made great progress and have significant opportunities in front of us to increase shareholder value. I look forward to working with Bill, Doug, the Board and our portfolio companies, to continue the strategy Bill has laid out to position Cannae for long term success.”

Board Chairman Doug Ammerman concluded, “As a permanent capital investment vehicle with the goal of delivering superior returns to shareholders, today’s executive management succession is an important step for the long-term success of Cannae. I would like to thank Bill for his ongoing contributions to Cannae and I am looking forward to my continued relationship with him and Ryan as we continue to execute our long-term strategic plan.”

JANA Partners Strategic Relationship Update

Cannae also announced today an expansion of its strategic relationship with JANA Partners (“JANA”), an investment firm focused on creating value through shareholder engagement. Cannae has entered into an agreement to acquire an additional 30% stake in JANA, and post-closing will have total ownership of 50%. This acquisition represents another step in Cannae’s strategy to rebalance its portfolio away from current public company investments to attractive companies that produce cash flow.

This additional investment in JANA broadens the scope of the successful partnership established in February 2024, enhancing and expanding Cannae’s ability to allocate capital towards proprietary acquisition and investment opportunities that complement JANA’s strategy and investment activities. The widened strategic relationship also provides Cannae with additional ownership in a high-performing, attractive private company and a greater share of the benefits realized by JANA from the broadened partnership. JANA has already surfaced multiple unique investment opportunities for Cannae, including control acquisitions, spin-merger opportunities and other strategic and capital solution transactions.

JANA is an investment manager founded in 2001 and led by Executive Chairman and Founder Barry Rosenstein and Managing Partner Scott Ostfeld. JANA has built a reputation and track-record over its 24-year history as a leader in engaged investing, driving shareholder value, and improving governance at public companies. With its trailblazing model of partnering with industry operators to unlock value, JANA has delivered industry leading returns to investors in its funds.

At closing, Cannae will acquire an additional 30% ownership, resulting in total ownership of 50%, in exchange for an upfront payment of $67.5 million, with potential further payments aggregating $26 million contingent upon certain future period Assets Under Management thresholds. The transaction is expected to close in the third quarter of 2025.

Independent Board of Directors Additions

The Company today also announced that William (“Bill”) Royan and Woodrow (“Woody”) Tyler have been appointed to the Board as independent directors, effective as of June 1, 2025. Mr. Royan and Mr. Tyler both bring strong track records in investment management, having successfully worked at both public pensions and private investment funds where each oversaw and managed multi-billion dollar portfolios across a variety of strategies. Furthermore, each has extensive governance experience working with portfolio companies, boards and other stakeholders to make strategic decisions that drive future value. These appointments build on Cannae’s strategic plan, announced in February 2024, focused on improving Cannae’s stock price and closing the discount to net asset value.

Board Chairman Doug Ammerman, commented, “Bill and Woody bring a unique collection of operational and strategic skills and deep governance experience to our Board. We believe these additional independent directors will accelerate the execution of our strategic plan and bring additional governance experience to our Board”.

Mr. Royan has extensive experience in the investment industry and has served as a director of numerous public and private companies. He is a Founding Partner of Markets Infrastructure Partners, a specialist in alternative asset management dedicated to investments in the global financial markets infrastructure sector. Mr. Royan is also the Founding Partner and Chair of the Investment Committee at GPI Capital, a growth-oriented, structured equity alternative investment firm. He previously served as Head of Relationship Investing at Ontario Teachers’ Pension Plan, where in addition to his direct investing role, he was responsible for environmental, social and governance policies and engagement with portfolio companies, and where he also was responsible for their ownership of Glass Lewis, the shareholder advisory services company.

Mr. Royan currently serves as a director of Zeta Global Holdings (NYSE: ZETA), a marketing technology company, and Sun Hung Kai (HK: 86), a Hong Kong-based financial institution focused on alternative investments and wealth management. He previously served as Chair of the Governance Committee of the Board of Directors of TMX Group (TSX: X), which operates the Toronto Stock Exchange and other market exchanges. Mr. Royan has also served as a director of BTG Pactual (BZ: BPAC 11), the global financial services firm.

Mr. Tyler is an accomplished investment executive with significant experience allocating capital across a variety of public and private investment strategies. He most recently served as the Chief Investment Officer of the Detroit Police & Fire Pension, where he led the investment process and oversaw fund allocations and administration for the $2.7 billion public retirement plan. Mr. Tyler previously served in multiple executive-level roles with the State of Michigan Pension Fund, the Michigan Bureau of Investments, and the UAW Retiree Medical Benefit Trust. He currently serves as an investment committee member of the Michigan Health Endowment Fund.

Mr. Royan will serve as a Class I director until Cannae’s 2027 annual meeting, and Mr. Tyler will serve as a Class III director until Cannae’s 2026 annual meeting. Mr. Royan will serve on Cannae’s Corporate Governance and Nominating Committee and Related Person Transaction Committee and Mr. Tyler will serve on Cannae’s Related Person Transaction Committee.

Corporate Strategy Progress Update

The Board remains committed to its strategy of creating long-term sustainable shareholder value through the execution of three key priorities: 1) rebalancing the portfolio away from current public investments and opportunistically investing in attractive companies with positive cash flows; 2) returning capital to shareholders; and 3) improving the operational performance of Cannae’s portfolio companies.

Today’s announcements are the most recent in a series of steps taken in concert with this strategy since the Board internalized its external manager structure and implemented a strategy to unlock value including:

Cannae’s Portfolio Transformation

•Raised approximately $369 million of capital in 2024 through sales of public shares of portfolio companies Dayforce, Paysafe and Alight.
•Separately, raised an additional $101 million of capital in 2024 through sales of public shares of portfolio company Dun & Bradstreet (“D&B”). On March 24, 2025, D&B announced it had entered into a definitive agreement to be acquired by Clearlake Capital in a transaction expected to close in the third quarter of 2025.
•Cannae sold 9 million shares of D&B on May 8, 2025, raising $81 million, which we intend to use for share repurchases and dividends.
•We expect to monetize our remaining $541 million stake in 2025, and combined with the May 2025 proceeds, we intend to use at least $460 Million for share repurchases, dividends, and debt repayment.
•Established and today expanded, a strategic partnership with JANA, where Cannae will own 50% of a leading engaged investing platform with the goal to work with JANA to create differentiated investment opportunities.
•Acquired a 53% stake in the Watkins Company, a 156 year old leading flavoring products business with a full line of extracts, seasonings and spices.

Returning Capital to Shareholders

•Repurchased $222 million of Cannae shares through an April 2024 Modified Dutch Tender Offer, retiring 9.7 million shares or 13% of Cannae’s total shares outstanding, bringing total repurchases to $738 million and 35% of total Cannae shares outstanding since March 31, 2021.
•Initiated a quarterly dividend, returning $30 million since May 2024 and providing investors with an approximately 2.7% current yield.
•Increased its share repurchase authorization to 23 million shares.
•Announced its plans to repurchase at least an additional $300 million of common stock following the closing of the Dun & Bradstreet transaction, which is expected to close in the third quarter of 2025, to use $101 million to repay Cannae’s margin loan, and to retain an additional $60 million to pay future dividends to shareholders.

Working with Portfolio Company Management Teams to Improve Performance

•Cannae continuously works with the management teams of our portfolio companies to improve revenues, expand margins, identify and execute strategic transactions, and increase long-term enterprise value.
◦Cannae worked with Alight’s management team on the sale of its Professional Services segment and its Payroll & HCM Outsourcing businesses for approximately $1.2 billion in July 2024, which enabled Alight to reduce its outstanding debt by $740 million, return $75 million to shareholders via share repurchases, and initiate a quarterly dividend program. Cannae continues to work with Alight on improving the performance of its core business.
◦Cannae’s investment in Black Knight Football Club (“BKFC”) is yielding strong results in improving team performance and the implementation of the multi-club model. BKFC owns 100% of AFC Bournemouth (“AFCB”) – as well as AFCB’s stadium and training center, 40% of FC Lorient and 23% of Hibernian FC. Our multi-club model allows us to leverage the group’s resources to improve player pathways and development, increase commercial opportunities and develop best-in-class infrastructure and facilities – all of which will produce better on-field performance and financial results.
◦Also, for the first time in its history, AFCB made Sportico's annual list of the World’s 50 Most Valuable Football Clubs, with a valuation of $630 million
◦Computer Services, Inc. continues to launch innovative lines of financial technology products for the banking sector and generate significant growth and cash flow. As a result, the company returned $37 million, or 43%, of Cannae’s investment in approximately one year from initial investment, with Cannae’s remaining equity stake currently valued at 120% of the aggregate initial investment.

Corporate Governance Update

Cannae’s management continually engages with stakeholders and has received support of its strategy to reposition its portfolio, return capital to shareholders and drive portfolio company execution and enhance governance. The Company believes it has made significant advances in its governance, including:

•Eliminating the Trasimene external manager structure, which reduced annual cash outflows while creating greater alignment with shareholders.
•Declassifying the Board, contingent upon the approval by shareholders at the 2025 annual meeting. If approved, this will result in annual election of directors on a phased-in approach beginning with the class up for election at the 2026 annual meeting.
•Refreshing the Board with three highly qualified new independent directors since 2024, including today’s announced additions, who bring skills that support Cannae’s business strategy.
•Appointing a new independent Chairman of the Board.

These steps build on Cannae’s long-standing policies to provide its shareholders with a significant voice in important matters pursuant to its governing documents, including through the shareholders’ existing right to act by written consent.

Conclusion

Today’s announcements reflect the Board’s continued excitement about the opportunities to grow long-term value at Cannae as a permanent capital vehicle. The Board is confident that the Company has the right strategy to create sustainable long-term shareholder value for Cannae shareholders.

Forward-Looking Statements and Risk Factors

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, beliefs, plans, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management, including statements about the completion of the D&B and JANA transactions, our buyback program, the impact of our actions on shareholder value and net asset value and our ability to implement our plans. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination or inability to complete the D&B and JANA transactions; risks associated with repayment of our outstanding debt and our capital allocation strategy; risks associated with the use of proceeds received as a result of the D&B and JANA transactions; risks associated with our ability to successfully operate businesses outside our traditional areas of focus; changes in general economic, business and political conditions, including among others, consumer spending, business investment, government spending, the volatility and strength of the capital markets, investor and consumer confidence, foreign currency exchange rates, commodity prices, inflation levels, changes in trade policy, tariffs on goods, and supply chain disruptions; risks associated with the Investment Company Act of 1940; risks associated with our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; risks related to the externalization of certain of our management functions to an external manager; and risks associated with being the subject of a proxy contest.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors,” and other sections of the Company’s Forms 10-Q, Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”).

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2025 annual meeting of shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s website at https://www.cannaeholdings.com/financial-information/sec-filings.

Certain Information Regarding Participants in the Solicitation

The Company, its directors (William P. Foley, II; Douglas K. Ammerman; Hugh R. Harris; C. Malcolm Holland; Mark D. Linehan; Frank R. Martire; Erika Meinhardt; Barry B. Moullet; William Royan; James B. Stallings, Jr.; Woodrow Tyler; and Frank P. Willey) and certain of its executive officers (Ryan Caswell, Chief Executive Officer; Bryan D. Coy, Chief Financial Officer; Peter T. Sadowski, Executive Vice President and Chief Legal Officer; and Michael L. Gravelle, Executive Vice President, General Counsel, and Corporate Secretary) and other employees may be deemed “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2025 annual meeting of shareholders. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company, by security holdings or otherwise, is set forth in the sections entitled “Compensation Discussion and Analysis and Executive and Director Compensation,” “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers,” and “Executive Compensation” of the Company’s Proxy Statement on Schedule 14A in connection with the 2024 annual meeting of shareholders, filed with the SEC on April 26, 2024 (available here), the Company’s Form 10-K/A, filed with the SEC on April 30, 2025 (available here), and the Company’s Annual Report on Form 10-K, filed with the SEC on February 27, 2025 (available here). To the extent the security holdings of directors and executive officers change since the amounts described in these filings, such changes will be set forth on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which can be found at no charge at the SEC’s website at www.sec.gov. Such filings will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s website at https://www.cannaeholdings.com/financial-information/sec-filings.

Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2025 annual meeting of shareholders, if and when they become available. These documents will be available free of charge as described above.

About Cannae Holdings, Inc.

We primarily acquire interests in operating companies and are actively engaged in managing and operating a core group of those companies. We believe that our long-term ownership and active involvement in the management and operations of companies helps maximize the value of those businesses for our shareholders. We are a long-term owner that secures control and governance rights of other companies primarily to engage in their lines of business and we have no preset time constraints dictating when we sell or dispose of our businesses. For more information, see cannaeholdings.com.

Contacts

Jamie Lillis, Managing Director, Solebury Strategic Communications, 203-428-3223, jlillis@soleburystrat.com

Source: Cannae Holdings, Inc.